Exhibit 99.2

RLJ Western Asset Public/Private

Master Fund, L.P.

(a Delaware limited partnership)

Financial Statements for the Three and Six Months

Ended June 30, 2011 and June 30, 2010

(UNAUDITED)

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

(UNAUDITED)

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS’ CAPITAL

JUNE 30, 2011

(in U.S. Dollars)

(UNAUDITED)

ASSETS
Investments, at fair value (amortized cost $2,649,815,395)	$2,669,902,604
Cash and cash equivalents	75,474,682
Interest receivable	8,128,074
Debt issuance costs (net of amortization of $2,220,343)	4,821,371
Other assets	14,284

Total assets	$2,758,341,015

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Loan payable	$1,227,468,470
Payable for investments purchased	22,000,836
UST Warrant payable, at fair value	7,182,713
Interest payable	691,827
Management fees payable	310,289
Administration fees payable	122,095
Professional fees payable	84,346
Distributions payable	649
Other accrued expenses	175,930

Total liabilities	1,258,037,155

PARTNERS’ CAPITAL
General Partner	7,512
Limited Partners	1,500,296,348

Total partners’ capital	1,500,303,860

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,758,341,015

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND JUNE 30, 2010

(in U.S. Dollars)

(UNAUDITED)

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
INVESTMENT INCOME:
Interest income	$67,564,648	$55,909,476	$136,991,837	$80,975,207

EXPENSES:
Interest expense (including amortization of debt issuance costs of $343,037, $333,681, $682,305 and $638,498 respectively)	4,123,267	3,459,927	8,374,228	5,130,985
Management fees	310,289	307,487	620,578	573,431
Administration fees	133,247	102,909	261,773	191,470
Professional fees	39,528	44,472	78,623	86,136
Other expenses	106,954	86,472	211,722	148,580

Total expenses	4,713,285	4,001,267	9,546,924	6,130,602

Net investment income	62,851,363	51,908,209	127,444,913	74,844,605

NET REALIZED AND CHANGE IN UNREALIZED GAIN (LOSS) :
Net realized gain on investments	1,135,941	1,588,880	9,171,729	1,588,880
Net change in unrealized gain (loss) on investments	(123,210,057)	9,974,625	(97,733,292)	12,644,474
Net change in unrealized gain on UST Warrant	—	—	100	—

Total net realized and change in unrealized gain (loss)	(122,074,116)	11,563,505	(88,561,463)	14,233,354

NET INCREASE (DECREASE) IN PARTNERS’ CAPITAL RESULTING FROM OPERATIONS	$(59,222,753)	$63,471,714	$38,883,450	$89,077,959

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(in U.S. Dollars)

(UNAUDITED)

		Limited Partners
	General Partner	US Department of the Treasury	RLJ Western Asset Public/Private Collector Fund, L.P	RLJ Western Asset Public/Private Affiliates	Total

PARTNERS’ CAPITAL, AT DECEMBER 31, 2010	$7,556	$755,588,538	$660,078,719	$94,140,974	$1,509,815,787

Distributions	(245)	(23,887,277)	(21,448,634)	(3,059,221)	(48,395,377)

Allocation of net increase in Partners’ Capital resulting from operations:
Net investment income	644	63,752,998	55,740,936	7,950,335	127,444,913
Net realized and change in unrealized gain (loss)	(443)	(44,280,560)	(38,753,101)	(5,527,359)	(88,561,463)

PARTNERS’ CAPITAL, AT JUNE 30, 2011	$7,512	$751,173,699	$655,617,920	$93,504,729	$1,500,303,860

Remaining uncalled capital commitments, end of period	$—	$—	$—	$—	$—

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENTS OF CASH FLOWS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND JUNE 30, 2010

(in U.S. Dollars)

(UNAUDITED)

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net increase (decrease) in Partners’ Capital resulting from operations	$(59,222,753)	$63,471,714	$38,883,450	$89,077,959

Adjustments to reconcile net increase (decrease) in Partners’ Capital resulting from operations to net cash provided by (used in) operating activities:
Purchase of investments in securities	(119,424,075)	(849,319,611)	(329,102,733)	(2,200,261,646)
Proceeds from disposition of investments	124,615,076	143,726,399	277,628,934	179,837,330
Net realized gain on investments	(1,135,941)	(1,588,880)	(9,171,729)	(1,588,880)
Net change in unrealized loss on investments	123,210,057	(9,974,625)	97,733,292	(12,644,474)
Net change in unrealized gain on UST Warrant	—	—	(100)	—
Amortization of discount, net	(41,315,937)	(30,760,532)	(83,777,786)	(44,840,758)
Accretion of interest only securities	5,451,365	—	10,706,919	—
Amortization of debt issuance costs	343,037	333,680	682,305	638,497
(Increase) decrease in interest receivable	533,627	(2,615,685)	299,597	(7,051,925)
(Increase) decrease in other assets	7,064	—	(14,284)	—
Increase (decrease) in payable for investments purchased	15,982,899	(8,766,302)	22,000,836	59,041,163
Increase (decrease) in interest payable	(91,074)	275,511	(90,195)	703,916
Increase (decrease) in management fees payable	—	(116,246)	—	149,699
Increase (decrease) in professional fees payable	(78,549)	5,742	(39,454)	10,139
Increase in administration fees payable	14,858	13,671	4,534	5,565
Increase (decrease) in other accrued expenses	(68,065)	48,897	(21,299)	64,544
Increase in distribution payable	—	89	—	112

Net cash provided by (used in) operating activities	48,821,589	(695,266,178)	25,722,287	(1,936,858,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayment of) loan	(13,531,530)	549,000,000	(13,531,530)	1,004,000,000
Contributions received in advanced	—	70,000	—	70,000
Contributions	—	245,909,403	—	1,002,720,773
Distributions net of payable	(23,347,981)	(17,505,764)	(48,395,132)	(22,011,293)

Net cash provided by (used in) financing activities	(36,879,511)	777,473,639	(61,926,662)	1,984,779,480

Net change in cash and cash equivalents	11,942,078	82,207,461	(36,204,375)	47,920,721

CASH AND CASH EQUIVALENTS:
Beginning of period	63,532,604	30,593,216	111,679,057	64,879,956

End of period	$75,474,682	$112,800,677	$75,474,682	$112,800,677

SUPPLEMENTAL DISCLOSURE OF NON CASH TRANSACTION:
Cash paid during the period for interest	$3,871,304	$2,850,735	$7,782,118	$3,788,571

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